Exhibit 10.1

Dated: August 15, 2012

FIRST AMENDMENT TO EMPLOYMENT CONTRACT

BY AND BETWEEN:

1.               ALTISOURCE SOLUTIONS S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 291, route d’Arlon, L-1150 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (“S.à r.l.”) (hereinafter referred to as “the Employer”)

and

1.               Mr. William Benjamin Shepro born on the 17th day of March, 1969 in Hartford, Connecticut (United States of America), residing at 25, rue Michel Engels, Luxembourg L-1465 (Luxembourg)  (hereinafter referred to as “the Employee”)

The Employee and the Employer may hereinafter collectively be referred to as the “Parties”, each being a “Party”.

The present amendment (the “First Amendment”) amends the Employment Contract dated August 10, 2009 between Altisource Solutions S.à r.l. and Mr. William Benjamin Shepro. The First Amendment shall be effective as of September 1, 2012 (the “Effective Date”) and is for an unlimited period of time, in accordance with the provisions of the Luxembourg Labour Code, under the following conditions agreed by and between the Parties:

1.                                      Amendment to Article 1, Definitions and Interpretations, subparagraph (a) to the Contract. In Article 1, Definitions and Interpretations, subparagraph (a), the definition of the term “Employment” is hereby deleted and replaced in its entirety with the following definition:

Employment: the employment of the Employee by the Employer on the terms of the Contract and the First Amendment.

2.                                      Amendment to Article 5, Remuneration, subparagraph (b) to the Contract. In Article 5, Remuneration, the first sentence of subparagraph (b) of the Contract is hereby deleted in its entirety and replaced with the following three sentences:

1

(b)                               The Employee’s annual gross salary shall be USD 526,829 less all applicable withholdings. This salary has been fixed in consideration of the Luxembourg index applicable as of the Effective Date (Salary Index as of the date of the First Amendment: 737.83 as of October 1, 2011). Upon the next statutory increase, currently scheduled for October 1, 2012, the Employee’s annual gross salary shall be USD 540,000 less all applicable withholdings.

3.                                      Amendment to Article 5, Remuneration, subparagraph (f) to the Contract. In Article 5, Remuneration, the first sentence of subparagraph (f) of the Contract is hereby deleted in its entirety and replaced with the following three sentences:

(f)                                   Upon satisfaction of the relevant performance criteria, the Employee may be entitled to an annual incentive in the target amount of USD 790,243. This target incentive amount has been fixed in consideration of the Luxembourg index applicable as of the Effective Date (Salary Index as of the date of the First Amendment: 737.83 as of October 1, 2011). Upon the next statutory increase, currently scheduled for October 1, 2012, the Employee’s annual target incentive shall be USD 810,000 less all applicable withholdings.

4.                                      Agreement in Full Force and Effect as Amended. The terms and conditions of this First Amendment shall prevail over any conflicting terms and conditions in the Agreement. Capitalized terms that are used in this First Amendment not otherwise defined herein shall have the meanings ascribed to them in the Contract. Except as specifically amended or waived hereby, all of the terms and conditions of the Contract shall remain in full force and effect. All references to the Contract in any other document or instrument shall be deemed to mean the Contract as amended by this First Amendment. The Parties hereto agree to be bound by the terms and obligations of the Contract, as amended by this First Amendment, as though the terms and obligations of the Contract were set forth herein.

In witness whereof the present First Amendment has been signed in duplicate on August 15, 2012 and each of the Parties acknowledges having received one original version.

The Employer	The Employee
Altisource Solutions S.à r.l.

/s/ Kevin J. Wilcox	/s/ William B. Shepro
By: Mr. Kevin J. Wilcox	By: Mr. William B. Shepro
Title: Manager